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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                   PALM, INC.
                         ----------------------------
             (Exact name of registrant as specified in its charter)

              DELAWARE                                94-3150688
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(State of incorporation or organization)  (I.R.S. Employer Identification No.)

           5470 Great America Parkway, Santa Clara, California 95052
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              (Address of principal executive offices)  (Zip Code)

       Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                   Name of each exchange on which
        to be so registered                   each class is to be registered
        -------------------                   ------------------------------

                None                                         None

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [x]

 Securities Act registration statement file number to which this form relates:

                                   333-92657

       Securities to be registered pursuant to Section 12(g) of the Act:
                   Common Stock, par value $0.001 per share
                -----------------------------------------------
                               (Title of class)
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Item 1.  Description of Registrant's Securities to be Registered
         -------------------------------------------------------

         Incorporated by reference to the section entitled "Description of Capital Stock" contained in Palm, Inc.'s Registration Statement on Form S-1 filed on December 13, 1999 (file no. 333-92657).

Item 2.  Exhibits
         --------

         The following exhibits are filed as a part of this registration statement (all of which are incorporated by reference to the corresponding exhibit as filed or to be filed with the Form S-1 Registration Statement):

         3.1  Form of Amended and Restated Certificate of Incorporation.

         3.2  Bylaws.

         4.1  Reference is made to Exhibits 3.1 and 3.2 hereof.

         4.2  Specimen Stock Certificate.

        10.1  1999 Stock Plan.

        10.2  Form of 1999 Stock Plan Agreements.

        10.3  1999 Employee Stock Purchase Plan.

        10.4  Form of 1999 Employee Stock Purchase Plan Agreements.

        10.5  1999 Director Option Plan.

        10.6  Form of 1999 Director Option Plan Agreements.

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: February 18, 2000                PALM INC.

                                        By: /s/ Stephen Yu
                                           ------------------
                                             Stephen Yu
                                             Vice President, General Counsel and
                                             Secretary


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